UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2008

GMX RESOURCES INC.
 (Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, OK	73114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 11, 2008, GMX Resources Inc. (the “Company”) issued a press release to announce that it has changed the period end natural gas prices used in its calculation of the present value (using a 10% discount rate) of the estimated net revenues from proved reserves (“PV10”) and the standardized measure of discounted future net cash flows, based on comments received from the SEC staff as part of the staff’s routine review of the Company’s 2006 annual report on Form 10-K. This press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

The following Exhibits are filed as a part of this report:

99.1	Company press release dated February 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:  /s/ James A. Merrill
James A. Merrill, Chief Financial Officer

Date: February 11, 2008

INDEX TO EXHIBITS

99.1	Company press release dated February 11, 2008